Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact Info:

Laura	Crowley
Director	of Investor Relations and Public Relations
SYNNEX	Corporation
(510)	668-3715

laurack@synnex.com

SYNNEX Corporation Reports First Quarter 2006 Results

GAAP EPS of $0.34

Non-GAAP EPS of $0.36

FREMONT, CA —March 23, 2006 —SYNNEX Corporation (NYSE: SNX), a global IT supply chain services company, today announced financial results for its fiscal first quarter ended February 28, 2006.

For the first quarter of fiscal 2006, revenues increased by 15% to $1.50 billion compared to $1.31 billion for the quarter ended February 28, 2005. Income from continuing operations for the first quarter increased 29% to $10.7 million, or $0.34 per share, compared with $8.3 million, or $0.26 per share in the prior year quarter.

Net income on a non-generally accepted accounting principles, or Non-GAAP, basis for the first quarter of fiscal 2006 was $11.2 million, or $0.36 per share, which excludes stock-based compensation expense of $0.5 million, net of tax, or $0.02 per share, compared with net income of $9.7 million, or $0.31 per share in prior year quarter. The Non-GAAP results from the first quarter of fiscal 2005 exclude Canadian restructuring charges and charges associated with the early retirement of debt. Net income prior to fiscal 2006 did not include stock-based compensation expense due to the adoption of SFAS 123(R) in the first quarter of fiscal 2006.

“We are pleased with our revenue and profit growth in the first quarter of 2006,” said Robert Huang, President and Chief Executive Officer. “Our US and Canadian distribution teams performed well and built on the momentum they generated in the second half of fiscal 2005. We look forward to further executing on our fiscal 2006 goals throughout the balance of the year.”

First Quarter Financial Highlights:

•	Distribution revenues were $1.39 billion, an increase of 18% over the prior year quarter.

•	Contract assembly revenues were $110.9 million, a decrease of 14% over the prior year quarter.

•	Income from continuing operations was $22.2 million, or 1.48% of revenues, versus $16.4 million, or 1.25% of revenues in the prior year quarter. Income from continuing operations on a Non-GAAP basis, which excludes approximately $0.8 million of stock based compensation expense, was $23.0 million, or 1.53% of revenues. Non-GAAP income from continuing operations for the first quarter of fiscal 2005, excluding Canadian restructuring charges of approximately $1.6 million, was $18.1 million or 1.38% of revenues.

•	Income from distribution continuing operations was $20.2 million, or 1.46% of revenues, versus $13.0 million, or 1.10% of revenues in the prior year quarter. Income from distribution continuing operations on a Non-GAAP basis, excluding the stock based compensation expense, was $20.9 million, or 1.51% of revenues. Non-GAAP income from distribution continuing operations for the first quarter of fiscal 2005, excluding Canadian restructuring charges of approximately $1.6 million, was $14.7 million or 1.24% of revenues.

•	Income from contract assembly continuing operations was $2.0 million, or 1.79% of revenues, versus $3.4 million, or 2.63% of revenues in the prior year quarter. Non-GAAP income from contract assembly continuing operations was essentially the same.

•	First quarter depreciation and amortization were $1.2 million and $1.0 million, respectively. First quarter capital expenditures were $3.0 million.

•	Off-balance sheet borrowings totaled approximately $290 million at February 28, 2006.

Second Quarter Fiscal 2006 Outlook:

The following statements are based on the Company’s current expectations for the second quarter of fiscal 2006. The outlook amounts do not include any impact of stock option expensing, special charges or restructuring amounts that could be incurred. These statements are forward looking and actual results may differ materially.

•	Revenues are expected to be in the range of $1.45 billion to $1.50 billion.

•	Net income is expected to be in the range of $10.9 million to $11.6 million.

•	Earnings per share are expected to be in the range of $0.35 to $0.37.

The effect of stock option and other related non-cash compensation expense will approximate $0.02 to $0.03 per share in the second quarter of fiscal 2006.

The calculation of earnings per share for the second quarter of fiscal 2006 is based on an approximate weighted average diluted share count of 31.5 million.

Conference Call and Webcast

SYNNEX will be discussing its financial results and outlook on a conference call today at 2:00 p.m. (PST). A webcast of the call will be available at http://ir.synnex.com. The conference call can be accessed by dialing 866-847-7859 in North America or 703-639-1426 outside North America. The confirmation code for the call is 872177. A replay of the conference call will be available at http://ir.synnex.com approximately two hours after the conference call has concluded and will be archived until April 6, 2006.

About SYNNEX

Founded in 1980, SYNNEX Corporation is a global IT supply chain services company offering a comprehensive range of services to original equipment manufacturers, software publishers and reseller customers worldwide. SYNNEX offers product distribution, related logistics services, demand generation marketing and contract assembly and works with the leading industry suppliers of IT systems, peripherals, system components, software and networking equipment. Additional information about SYNNEX may be found online at www.synnex.com.

Use Of Non-GAAP Financial Information

The Non-GAAP data contained in this release are included with the intention of providing investors a more complete understanding of our operational results and trends, but should only be used in conjunction with results reported in accordance with Generally Accepted Accounting Principles, or GAAP. The Non-GAAP financial measures enable investors to analyze the base financial and operating performance of the Company and facilitate period-to-period comparisons and analysis of operating trends. Non-GAAP measures presented in this release or other releases, presentations and similar documents issued by the Company, exclude restructuring charges, non-operating settlement gains or losses, results associated with the Company’s discontinued Japan operations, gains or losses, including foreign exchange, in the Company’s equity investment in MCJ Co. Ltd., stock based compensation expense and other infrequent or unusual items. A detailed reconciliation of the adjustments between results calculated using GAAP and Non-GAAP in this release is contained in the attached financial summary.

Safe Harbor Statement

Statements in this press release regarding SYNNEX Corporation, which are not historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, expect, may, will, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding the execution of our fiscal 2006 goals, our expectations of our revenues, net income and earnings per share for the second quarter of fiscal 2006, and expectations regarding our expenses for the second quarter of fiscal 2006, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: general economic conditions and any weakness in IT spending; the loss or consolidation of one or more of our significant OEM suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; variations in our levels of excess inventory and doubtful accounts and changes in the terms of OEM supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; risks associated with our international operations; uncertainties and variability in demand by our reseller and contract assembly customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers, and negative trends in their businesses; any future incidents of theft; risks associated with our contract assembly business and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2005 and from time to time in our SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.

SYNNEX and the SYNNEX logo are trademarks of SYNNEX Corporation or its subsidiaries and should be treated as such. All rights reserved. All other company names mentioned herein are trademarks of their respective owners.

Source: SYNNEX Corporation

SYNNEX Corporation

Consolidated Balance Sheets

(in thousands)

(unaudited)

	February 28, 2006	November 30, 2005
Assets
Current assets:
Cash and cash equivalents	$11,146	$13,636
Short-term investments	21,826	27,985
Accounts receivable, net	301,645	342,322
Receivable from vendors, net	76,477	82,721
Receivable from affiliates	3,001	5,177
Inventories	524,705	494,617
Deferred income taxes	15,400	15,445
Current deferred assets	5,752	—
Other current assets	12,597	10,908

Total current assets	972,549	992,811

Property and equipment, net	35,655	33,713
Goodwill and intangible assets	42,814	43,004
Deferred income taxes	3,869	4,781
Long-term deferred assets	71,202	—
Other assets	5,124	8,179

Total assets	$1,131,213	$1,082,488

Liabilities and Stockholders’ Equity
Current liabilities:
Borrowings under term loans and lines of credit	$30,751	$28,548
Accounts payable	445,208	448,339
Payable to affiliates	66,754	85,871
Accrued liabilities	56,586	68,619
Other current liabilities	6,211	6,085
Current deferred liabilities	7,758	—
Income taxes payable	6,661	4,820

Total current liabilities	619,929	642,282

Long-term borrowings	1,091	1,153
Long-term liabilities	1,129	840
Long-term deferred liabilities	54,438	—
Deferred income taxes	986	988

Total liabilities	677,573	645,263

Stockholders’ equity:
Preferred stock	—	—
Common stock	29	29
Additional paid-in-capital	169,382	161,195
Unearned stock-based compensation	(6,244)	(1,644)
Accumulated other comprehensive income	14,846	12,701
Retained earnings	275,627	264,944

Total stockholders’ equity	453,640	437,225

Total liabilities and stockholders’ equity	$1,131,213	$1,082,488

SYNNEX Corporation

Consolidated Statements of Operations

(in thousands, except for per share amounts)

(unaudited)

	Three Months Ended February 28, 2006	Three Months Ended February 28, 2005
Revenue	$1,501,735	$1,309,763
Cost of revenue	1,436,725	1,253,629

Gross profit	65,010	56,134
Selling, general and administrative expenses	42,763	39,712

Income from continuing operations before non-operating items, income taxes and minority interest	22,247	16,422
Interest expense and finance charges, net	5,853	3,812
Other (income) expense, net	(273)	(709)

Income from continuing operations before income taxes and minority interest	16,667	13,319
Provision for income taxes	5,984	5,042
Minority interest in subsidiary	—	(26)

Income from continuing operations	10,683	8,303
Income from discontinued operations, net of tax	—	304

Net income	$10,683	$8,607

Diluted earnings per share from continuing operations	$0.34	$0.26

Diluted earnings per share	$0.34	$0.27

Diluted weighted average common shares outstanding	31,204	31,450

The following tables reconcile GAAP to Non GAAP financial information

1. Operating Expenses Reconciliation:

	Three Months Ended February 28, 2006	Three Months Ended February 28, 2005
Operating Expenses - GAAP	$42,763	$39,712
Canadian restructuring charges	—	(1,640)
Stock-based compensation expense	(735)	—

Operating Expenses - Non GAAP	$42,028	$38,072

2. Income from Distribution Continuing Operations Reconciliation:

	Three Months Ended February 28, 2006	Three Months Ended February 28, 2005
Income from Distribution Continuing Operations before non-operating items, income taxes and minority interest - GAAP	$20,257	$13,016
Canadian restructuring charges	—	1,640
Stock-based compensation expense	676	—

Income from Distribution Continuing Operations before non-operating items, income taxes and minority interest - Non GAAP	$20,933	$14,656

3. Income from Contract Assembly Continuing Operations Reconciliation:

	Three Months Ended February 28, 2006	Three Months Ended February 28, 2005
Income from Contract Assembly Continuing Operations before non-operating items, income taxes and minority interest - GAAP	$1,990	$3,406
Canadian restructuring charges	—	—
Stock-based compensation expense	59	—

Income from Contract Assembly Continuing Operations before non-operating items, income taxes and minority interest - Non GAAP	$2,049	$3,406

4. Operating Income Reconciliation:

	Three Months Ended February 28, 2006	Three Months Ended February 28, 2005
Income from Continuing Operations before non-operating items, income taxes and minority interest - GAAP	$22,247	$16,422
Canadian restructuring charges	—	1,640
Stock-based compensation expense	735	—

Income from Continuing Operations before non-operating items, income taxes and minority interest - Non GAAP	$22,982	$18,062

5. Net Income Reconciliation:

	Three Months Ended February 28, 2006	Three Months Ended February 28, 2005
Net Income - GAAP	$10,683	$8,607
Stock-based compensation expense, net of tax	470	—
Canadian restructuring charges, net of tax	—	1,092
Penalty on early debt payment, net of tax	—	333
Income from discontinued operations, net of tax	—	(304)

Net Income - Non GAAP	$11,153	$9,728

6. Diluted Earnings Per Share Reconciliation:

	Three Months Ended February 28, 2006	Three Months Ended February 28, 2005
Diluted Earnings Per Share - GAAP	$0.34	$0.27
Stock-based compensation expense, net of tax	0.02	—
Canadian restructuring charges, net of tax	—	0.04
Penalty on early debt payment, net of tax	—	0.01
Income from discontinued operations, net of tax	—	(0.01)

Diluted Earnings Per Share - Non GAAP	$0.36	$0.31